NEWS RELEASE for August 6, 2009

BIOLASE REPORTS SECOND QUARTER, SIX-MONTH RESULTS

Most Profitable Quarter in Six Years; Sales Double from the Prior Consecutive Quarter

IRVINE, CA (August 6, 2009) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, today reported operating results for the 2009 second quarter and six months ended June 30, 2009.

Net revenue for the second quarter of 2009 was $14.3 million, compared to $18.7 million in the prior year quarterly period. While revenue year-over-year has been significantly impacted by challenging economic conditions, second quarter 2009 revenue more than doubled from the $6.6 million reported for the 2009 first quarter. Revenue rebounded from the first quarter, due to new commitments from the Company’s distribution partner, Henry Schein, Inc. (NASDAQ:HSIC), aggressive new sales and marketing programs, and the launch of the new Waterlase® MD Turbo™ hard and soft tissue dental laser system.

GAAP net income for the second quarter of 2009 was $2.3 million, or $0.10 per share, compared with net income of $0.6 million, or $0.03 per share, in the prior year quarterly period. Excluding stock based compensation expense of $0.3 million, non-GAAP earnings were $2.6 million or $0.11 per share on a non-GAAP basis for the second quarter of 2009. The improvement over the prior year quarterly period came in large part from manufacturing and operating expense cost reductions. Gross margin as a percentage of net revenue for the 2009 second quarter was 57 percent, compared with 54 percent for the 2008 second quarter. Operating expenses in this year’s second quarter were $5.6 million, compared to $9.7 million in the year-earlier quarterly period, which reflected a 42 percent decrease in spending.

Net revenue for the first six months of 2009 was $20.9 million, compared to $37.7 million in the prior year period. GAAP net loss for the first six months of 2009 was $2.3 million, or $0.10 loss per share, compared to net income of $0.6 million, or $0.03 per share in the prior year period. Excluding stock based compensation expense of $0.8 million, non-GAAP net loss was $1.5 million or $0.06 loss per share on a non-GAAP basis for the first six months of 2009. Bottom-line improvements in the second quarter were offset by declines previously described in the 2009 first quarter earnings release.

BIOLASE Chief Executive Officer David M. Mulder said, “During the last six months, we have been leading the Company in a new direction. We streamlined operations which reduced operating costs and improved margins, moved to a distribution model internationally that eliminated direct infrastructure costs which accounted for over $4 million a year in losses, restructured our agreement with Henry Schein and, together with Henry Schein, we continue to develop new approaches to making lasers a solid day-to-day dentistry tool. The results of these efforts, not only by ourselves, but with our partners, helped us achieve the results as reported for the second quarter. We are very grateful to all those who joined in this effort, especially Henry Schein.”

Mulder continued, “Nonetheless, despite some potential seasonal variations in future quarterly revenues, our goal of keeping cash flow positive at minimum purchase levels continues. We believe that the foundation of minimum purchases, $4 million in ongoing R&D expenditures, and a driving focus on commercializing our intellectual property have combined to allow us to move forward on a number of initiatives, some of which have been publicly disclosed. Along with our ongoing mission of making lasers an every day tool in dentistry, these initiatives fit with our long term strategy of leveraging our brands in dental and leveraging our technology in non-dental areas.”

Some of the initiatives under review and consideration include:

•	Pain Management – The Company is currently fine-tuning its approach on entering this market, after the recently announced 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its ezlase diode laser system for therapeutic applications, including temporary pain relief. Initial sales into new channels could begin as early as the fourth quarter of 2009.

•	Ophthalmology – The Company has been reviewing specific new applications in this field with its lasers that other lasers are not capable of duplicating. Development efforts could bring a product to market as early as mid-2010, and the Company is actively seeking partners to assist in both development and distribution.

•	Light Based Oral Care Devices (including toothbrushes) – The Company continues to see opportunity in both the professional field (which it retains rights to) and the consumer field. The Company is currently in direct discussions and negotiations with Procter & Gamble (P&G) regarding specific plans on moving ahead.

•	North Asia Expansion – The Company has been notified that it should shortly receive registration for the Waterlase MD in China, and distribution channels have already been planned.

Mulder concluded, “Over the past six months, we have cleared away a significant number of past challenges and we believe we are now leaner, stronger, cash flow positive, closer to our partners, and poised with momentum. With a foundation of recent growth, we are today inspiring our team members and partners to tackle a challenging set of opportunities for the future. ”

Conference Call
As previously announced, the Company will host a conference call today at 11:00 a.m. Eastern Time to discuss its operating results for the second quarter and six months ended June 30, 2009, and to answer questions. The dial-in number for the call is toll-free 1-866-225-8754 or toll/international 1-480-629-9692. The live webcast and archived replay of the call can be accessed in the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, develops, manufactures and markets Waterlase technology and lasers and related products that advance the practice of dentistry and medicine.  The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with reduced pain, faster and biological recovery times.  BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications.  Other products under development address ophthalmology, pain management and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949- 474-4300.

- TABLES FOLLOW -
BIOLASE TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2009	2008	2009	2008
Products and services revenue	$13,887	$17,795	$20,006	$35,832
License fees and royalty revenue	430	868	905	1,872

Net revenue	14,317	18,663	20,911	37,704
Cost of revenue	6,219	8,556	11,045	18,015

Gross profit	8,098	10,107	9,866	19,689

Operating expenses:
Sales and marketing	2,770	5,052	5,815	10,657
General and administrative	1,735	3,398	4,304	6,475
Engineering and development.	1,119	1,271	2,202	2,732
Total operating expenses	5,624	9,721	12,321	19,864

Profit (loss) from operations	2,474	386	(2,455)	(175)

(Loss) gain on foreign currency transactions	(109)	225	206	841
Interest income	2	26	3	84
Interest expense	(12)	(36)	(42)	(60)

Non-operating (loss) income, net	(119)	215	167	865

Income (loss) before income tax provision	2,355	601	(2,288)	690
Income tax provision (benefit)	25	(21)	58	42

Net income (loss)	$2,330	$622	$(2,346)	$648

Net income (loss) per share:
Basic	$0.10	$0.03	$(0.10)	$0.03

Diluted	$0.10	$0.03	$(0.10)	$0.03

Shares used in the calculation of net income (loss) per share:
Basic	24,244	24,164	24,244	24,110

Diluted	24,321	24,358	24,244	24,326

BIOLASE TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share data)

	June 30,
	2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$3,487	$11,235
Accounts receivable, less allowance of $432 and $526 in 2009
and 2008, respectively	2,538	3,758
Inventory, net	9,006	12,410
Prepaid expenses and other current assets	968	1,391

Total current assets	15,999	28,794
Property, plant and equipment, net	2,621	3,040
Intangible assets, net	537	613
Goodwill	2,926	2,926
Deferred tax asset	32	29
Other assets	300	306

Total assets	$22,415	$35,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$5,404
Accounts payable	4,609	7,509
Accrued liabilities	5,823	8,255
Deferred revenue, current portion	1,588	2,603

Total current liabilities	12,020	23,771
Deferred tax liabilities	409	376
Deferred revenue, long-term	2,004	1,875
Other liabilities, long-term	243	296

Total liabilities	14,676	26,318

Stockholders’ equity:
Preferred stock, par value $0.001, 1,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001, 50,000 shares authorized; 26,208 and 26,208 shares issued and 24,245 and 24,244
shares outstanding in 2009 and 2008, respectively	27	27
Additional paid-in capital	116,484	115,698
Accumulated other comprehensive loss	(278)	(187)
Accumulated deficit	(92,095)	(89,749)

	24,138	25,789
Treasury stock (cost of 1,964 shares repurchased)	(16,399)	(16,399)

Total stockholders’ equity	7,739	9,390

Total liabilities and stockholders’ equity	$22,415	$35,708

BIOLASE TECHNOLOGY, INC.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except per share data)

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2009	2008	2009	2008
GAAP net income (loss)	$2,330	$622	$(2,346)	$648
Adjustments:
Stock Based Compensation Expense	317	440	785	893
Non-GAAP net revenue (loss)	2,647	1,062	(1,561)	1,541
GAAP net income (loss) per share:
Basic and Diluted	$0.10	$0.03	$(0.10)	$0.03

Adjustments:
Stock Based Compensation Expense	$0.01	$0.01	$0.04	$0.03

Non-GAAP net income (loss) per share:
Basic and Diluted	$0.11	$0.04	$(0.06)	$0.06

# # # #